Exhibit 99.2

THIRD QUARTERLY REPORT

SEPTEMBER 2003

[LOGO] The First of Long Island
The First of Long Island Corporation

Dear Stockholder

      In early September, The First of Long Island announced that Michael N. Vittorio had been appointed Chief Executive Officer of both The First of Long Island Corporation and The First National Bank of Long Island. Many of you might not have seen the announcement, and I wanted to personally let you know about this change.

      As you probably know, Mike joined The First of Long Island in July 2002 as Executive Vice President in charge of strategic initiatives with responsibility for new product development, sales and product training as well as extended branch and loan development. One of the most important goals has already been met with the Bank's move into Manhattan, where three Commercial Banking Offices have been established. Mike also led our campaign to offer free checking to our customers, which was put in place in March. In addition, under his leadership, we recently began offering mutual funds and annuities to our customers as an additional service.

      In February of this year, Mike was elected President of both the Bank and the Corporation in addition to being elected to both the Boards of Directors. His background in banking is strong and extensive. From 1989 to 2002 he was employed at J.P. Morgan Chase and was most recently Senior Vice President in charge of managing Chase's Insurance Brokerage & Advisory Service Division. He had previously served in various capacities including Senior Lending Officer for Small Business Financial Services, Middle Market Regional Manager, and Division Executive in the Small Business/Commercial Division. In addition to being a seasoned banker, Mike has a good understanding of the culture of The First of Long Island. He is also a lifelong resident of Long Island.

      I will maintain an active involvement with the Bank on a more limited basis, and will continue as Chairman, focusing particularly on strategic planning and initiatives, including financial matters and legislative issues as well as customer relations. The First of Long Island has enjoyed significant success over the years, and the Board and I look forward to that continuing under Mike's leadership. He is the fifth Chief Executive Officer of The First of Long Island since we were founded in 1927.


                                        By: /s/ J. William Johnson
                                        Chairman

Dear Stockholder

      As I assume the role of Chief Executive Officer, it is my honor and pleasure to address you for the first time in this our third quarterly report. As the Bank continues to grow, we take pride in our more than seventy-five years of history, our financial strength and our personal approach to banking. Our executive management team remains confident about our future and looks forward to meeting the competitive challenges in the years that lie ahead.

      For the first nine months of this year, earnings per share were $2.04 compared to $2.03 earned in the corresponding 2002 period. For the third quarter of 2003, earnings per share were 70 cents versus 71 cents earned in the same quarter last year. Net income for the most recent nine months was $8,487,000. As of September 30, 2003, total assets were $913,503,000 and the growth of our core products continues to be good.

      The most significant items positively affecting earnings for the nine months were a 14% increase in average checking balances and an unusually large commercial mortgage prepayment fee received in the first quarter. Other important factors also favorably impacting earnings were gains on sales of equity securities and the continued growth of money market type savings balances and residential mortgages.

      Overwhelmingly, the most negative influence on earnings is the overall decline in interest rates. On a sequential quarter-to-quarter basis, after a modest uptick in the first quarter, net interest margin continued to decrease. As we have cautioned in the past, sustained lower interest rates should result in continued margin pressure and further negatively impact our income.

      Also affecting our earnings were expenses of our growth strategies particularly the opening of our three New York City commercial branches. The New York City branches were opened on June 2, 2003 and so far the results are encouraging. While it is premature to predict their ultimate success, we remain optimistic regarding the long-term results of our New York City strategy and investment. Our free checking campaign was started at the end of the first quarter and is attracting consumer checking business to the Bank resulting in a growth of over 10% in the number of net new consumer checking accounts so far this year.


                                        By: /s/ Michael N. Vittorio
                                        President and Chief Executive Officer

      This quarterly report contains "forward-looking statements" within the meaning of that term as set forth in Rule 175 of the Securities Act of 1933 and Rule 3b-6 of the Securities Act of 1934. Such statements are generally contained in sentences including the words "may" or "expect" or "could" or "should" or "would" or "believe". The Corporation cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, and therefore actual results could differ materially from those contemplated by the forward-looking statements. In addition, the Corporation assumes no duty to update forward-looking statements.

                      The First of Long Island Corporation

Financial Highlights

                            BALANCE SHEET INFORMATION

                                                          9/30/03       9/30/02
                                                         ---------     ---------
                                                              (in thousands)

Total Assets .......................................      $913,503      $787,126

Net Loans ..........................................       293,931       244,932

Investment Securities ..............................       531,949       438,006

Checking Deposits ..................................       292,079       242,648

Savings and Time Deposits ..........................       486,366       453,173

Total Stockholders' Equity .........................        88,371        85,106

                          INCOME STATEMENT INFORMATION

                                                            Nine Months Ended
                                                          ----------------------
                                                           9/30/03      9/30/02
                                                          ---------    ---------
                                                          (in thousands, except
                                                              per share data)
Net Interest Income ..................................     $24,459      $23,783
Provision For Loan Losses ............................         335           50
                                                           -------      -------
    Net Interest Income After Loan Loss Provision ....      24,124       23,733
                                                           -------      -------

Noninterest Income ...................................       4,653        4,127
Noninterest Expense ..................................      17,456       16,174
                                                           -------      -------
  Income Before Income Taxes .........................      11,321       11,686
Income Tax Expense ...................................       2,834        3,077
                                                           -------      -------
  Net Income .........................................     $ 8,487      $ 8,609
                                                           =======      =======

Earnings Per Share:
  Basic ..............................................     $  2.08      $  2.06
  Diluted ............................................     $  2.04      $  2.03

                          INCOME STATEMENT INFORMATION

                                                                      Three Months Ended
                                                                    ----------------------
                                                                     9/30/03      9/30/02
                                                                    ---------    ---------
                                                                     (in thousands, except
                                                                        per share data)
Net Interest Income ............................................      $8,286      $ 8,113
Provision For Loan Losses (Credit) .............................         185         (100)
                                                                      ------      -------
    Net Interest Income After Loan Loss Provision (Credit) .....       8,101        8,213
                                                                      ------      -------

Noninterest Income .............................................       1,651        1,319
Noninterest Expense ............................................       5,899        5,426
                                                                      ------      -------
  Income Before Income Taxes ...................................       3,853        4,106
Income Tax Expense .............................................         969        1,112
                                                                      ------      -------
  Net Income ...................................................      $2,884      $ 2,994
                                                                      ======      =======

Earnings Per Share:
  Basic ........................................................      $  .71      $   .72
  Diluted ......................................................      $  .70      $   .71

      For more detailed financial information please see the Corporation's Form 10-Q for the quarterly period ended September 30, 2003. The Form 10-Q will be available on or before November 14, 2003 and can be obtained from our Finance Department located at 10 Glen Head Road, Glen Head, New York 11545, or you can access Form 10-Q by going to our website at www.fnbli.com and clicking on "The First of Long Island Corporation."

                              Visit our website at
                                  www.fnbli.com

                         [LOGO] The First of Long Island
                      The First of Long Island Corporation

Full Service Offices

10 Glen Head Road
Glen Head, NY 11545
(516) 671-4900

7 Glen Cove Road
Greenvale, NY 11548
(516) 621-8811

253 New York Avenue
Huntington, NY 11743
(631) 427-4143

108 Forest Avenue
Locust Valley, NY 11560
(516) 671-2299

711 Fort Salonga Road
Northport, NY 11768
(631) 261-4000

209 Glen Head Road
Old Brookville, NY 11545
(516) 759-9002

310 Merrick Road
Rockville Centre, NY 11570
(516) 763-5533

130 Mineola Avenue
Roslyn Heights, NY 11577
(516) 621-1900

800 Woodbury Road
Woodbury, NY 11797
(516) 364-3434

Commercial Banking Offices

30 Orville Drive
Bohemia, NY 11716
(631) 218-2500

60 E. Industry Court
Deer Park, NY 11729
(631) 243-2600

22 Allen Boulevard
Farmingdale, NY 11735
(631) 753-8888

2091 New Highway
Farmingdale, NY 11735
(631) 454-2022

1050 Franklin Avenue
Garden City, NY 11530
(516) 742-6262

536 Northern Boulevard
Great Neck, NY 11021
(516) 482-6666

330 Motor Parkway
Hauppauge, NY 11788
(631) 952-2900

106 Old Country Road
Hicksville, NY 11801
(516) 932-7150

3000 Marcus Avenue
Lake Success, NY 11042
(516) 775-3133

194 First Street
Mineola, NY 11501
(516) 742-1144

200 Jericho Turnpike
New Hyde Park, NY 11040
(516) 328-3100

133 E. Merrick Road
Valley Stream, NY 11580
(516) 825-0202

Manhattan Commercial Banking Offices

232 Madison Avenue
New York, NY 10016
(212) 213-8111

1501 Broadway, Suite 301
New York, NY 10036
(212) 278-0707

225 Broadway, Suite 703
New York, NY 10007
(212) 693-1515

Investment Management Division
800 Woodbury Road, Suite M
Woodbury, NY 11797
(516) 364-3436